Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
CUSTOMERS BANCORP, INC.

ARTICLE ONE
OFFICES

1.01.           Registered Office.  The registered office of Customers Bancorp, Inc. (the “Corporation”) shall be located in such place as the Board of Directors may from time to time designate.

1.02.           Other Offices.  The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE TWO
SEAL

2.01.           Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Pennsylvania.”

ARTICLE THREE
SHAREHOLDERS’ MEETINGS

3.01.           Place of Meeting.  Meetings of shareholders shall be held at any geographic location within or without the Commonwealth of Pennsylvania as shall be fixed from time to time by the Board of Directors. In the absence of such designation, shareholders’ meetings shall be held at the executive office of the Corporation. Shareholders shall not be permitted to participate in any meeting of shareholders by means of conference telephone or the Internet or other electronic communications technology, unless the Board of Directors, by resolution so directs with respect to such meeting. Meetings held by means of the Internet conference or telephone or other electronic communications technology shall not be required to be held at a particular geographic location and shall provide shareholders with the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors.

3.02.           Annual Meeting.  The annual meeting of shareholders shall be held on such day each year as may be fixed from time to time by the Board of Directors. At such meetings, Directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

3.03.           (a)           Notice of Meetings.  Notice of all meetings of shareholders shall be delivered, personally, by courier service, charges prepaid, by first class, express or bulk mail, postage prepaid, facsimile transmission, e-mail or other electronic communication addressed to the shareholder at his or her postal address, facsimile number, e-mail address or other electronic communication location as it appears on the books of the Corporation or as supplied by such shareholder to the Corporation for the purpose of notice, by or at the direction of the Chief Executive Officer, the Secretary or the officer or persons calling the meeting.

(b)           Time of Notice.  Notice of any meeting of shareholders shall be delivered not less than ten (10) days, or in the case of bulk mail not less than twenty (20) days, before the date of the meeting, and in accordance with any laws, rules or regulations applicable to the Corporation (collectively referred to herein as “applicable law”). If the notice is sent by mail or courier, such notice shall be deemed to be delivered when deposited in the United States mail or with a courier service for delivery to the shareholder. If the notice is sent by facsimile, e-mail or other electronic communication, such notice shall be deemed to be delivered when sent to the shareholder.

(c)           Contents of Notice.  Notice of any meeting of shareholders shall state the day, hour and geographic location, if any, of the meeting. The notice shall also state the general nature of the business to be transacted if it is a special meeting.

(d)           Notice of Adjourned Meeting.  When a shareholders’ meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the new meeting.

3.04.           (a)           Calling of Special Meetings.  Upon request in writing to the Chief Executive Officer, Vice President or Secretary, sent by registered mail or delivered to the officer in person, by any persons entitled to call a special meeting of shareholders, the Secretary of the Corporation shall fix as the date of the meeting a date not less than sixty (60) days after the receipt of the request, and cause notice to be delivered to the shareholders entitled to vote thereat in accordance with Section 3.03 of these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

   (b)           Persons Entitled to Call Special Meetings.  Special meetings of the shareholders may be called at any time by any of the following: (1) the Board of Directors at a duly called and held meeting of the Board of Directors or upon the unanimous written consent of the members of the Board of Directors; or (2) the Chairman of the Board or the Chief Executive Officer, but only upon receiving written direction of at least a majority of Directors then in office.

   (c)           Business of Special Meeting.  Business transacted at all special meetings shall be confined to the subjects stated in the notice and matters germane thereto, unless all shareholders entitled to vote are present and shall have otherwise consented.

3.05.           (a)           Quorum of and Action by Shareholders.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all of shareholders are entitled to cast on a particular matter to be acted upon at a meeting (after giving effect to Article FIFTEENTH or any successor “excess shares” provision, in the Articles of Incorporation of the Corporation), shall constitute a quorum for the purpose of consideration and action on the matter. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue. If a quorum is present, except in the election of Directors, the affirmative vote of a majority of all votes cast at the meeting shall be the act of the shareholders, unless the vote of a greater or lesser number or the voting by classes is required by these Bylaws, the Articles of Incorporation of the Corporation, the Pennsylvania Business Corporation Law of 1988, as amended (“BCL”) or other applicable law.

(b)           Adjournment for Lack or Loss of Quorum.  In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the affirmative vote of a majority of all votes cast at the meeting, but no other business may be transacted. Meetings at which Directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding fifteen (15) days each and those shareholders who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors. The minimum attendance required for purposes of determining a quorum at an adjourned meeting shall be as provided by applicable law.

3.06.           (a)           Closing Transfer Books.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide, or may authorize any officer to provide, that the share transfer books shall be closed for a stated period not to exceed fifty (50) days, in which case written or printed notice thereof shall be mailed at least ten (10) days before the beginning of such period to each shareholder of record at the address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

(b)           Record Date.  In lieu of closing the share transfer books, the Board of Directors may fix in advance, or may authorize any officer to fix, a date as the record date for any such determination of shareholders, such date in any case to be not more than ninety (90) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

(c)           Other Determination of Shareholders.  If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, absent subsequent action by the Board of Directors establishing a different record date, the date fifteen (15) days after the date on which the resolution of the Board of Directors declaring such dividend is adopted, or the date on which the resolutions of the Board of Directors on any other matter is adopted, shall be the record date for such determination of shareholders of record.

(d)           Adjourned Meetings.  When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

3.07.           Inspection of Corporate Records.  Every shareholder, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the incorporators, shareholders and Directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. In all cases, the demand under oath shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business or in care of the person in charge of the actual business office of the Corporation. For purposes of this Section, the Corporation’s principal place of business and its sole actual business office shall be deemed to be the location where the Chief Executive Officer maintains his or her principal office and the person in charge of that office shall be deemed to be the Chief Executive Officer.

3.08.           Voting List.  The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such a meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open, or otherwise made available in accordance with applicable law, at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share or transfer book or to vote at any meeting of shareholders.

3.09.           Voting of Shares.  Except as otherwise provided in the Articles of Incorporation of the Corporation or any statement or other instrument establishing the voting rights of any class or series of shares, or any amendment to any of the foregoing, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

3.10.           Notice of Shareholder Business and Nominations.

(a)           Annual Meetings of Shareholders.

(i)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 3.10 and at the time of the annual meeting, who is entitled to vote on such matter at the meeting and who complies with the notice procedures set forth in this Section 3.10.

(ii)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 3.10, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made by the Corporation of the date of the annual meeting.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice shall set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; (C) any option, warrant, convertible security, stock appreciation right, or other derivative positions held or beneficially held (directly or indirectly) by such shareholder and such beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic profit of such shareholder or such beneficial owner with respect to the Corporation’s securities; (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons; and (E) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

In addition to the information required by the first paragraph of this Section 3.10(a)(ii) above, any notice relating to a shareholder’s proposal to nominate a person for election or reelection as a director shall also set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (A) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by shareholder and the reasons for such nomination; (B) all information that would be relevant to a determination by the Board of Directors in its sole discretion as to whether the nominee proposed by such shareholder is “independent” within the meaning of all applicable securities law, stock exchange and NASDAQ requirements; (C) all information that would be relevant to a determination by the Board of Directors (or any relevant committee) in its sole discretion as to whether the nominee proposed by such shareholder meets the standards for Board membership set forth by the Board of Directors (or any committee thereof) in any publicly available documents; (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (E) such nominees acknowledgement and agreement (in form reasonably acceptable to the Board of Directors) that he or she is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a

“Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and (F) such nominees acknowledgement and agreement (in form reasonably acceptable to the Board of Directors) that, if elected, he or she would  meet and comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

In addition to the information required by the first paragraph of this Section 3.10(a)(ii) above, any notice relating to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting shall also set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

(iii)           Notwithstanding anything in paragraph (a)(ii) of this Section 3.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased pursuant to an act of the Board of Directors of the Corporation and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 10 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (a)(ii) of this Section 3.10, a shareholder’s notice required by this Section 3.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph (b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph (b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this Section 3.10 shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)           General.

(i)           Only such persons who are nominated in accordance with the procedures set forth in this Section 3.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.10. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.10 and, if any proposed nomination or business is not in compliance with this Section 3.10, to declare that such defective proposal or nomination shall be disregarded.

(ii)           For purposes of this Section 3.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)           If the Corporation is required under Rule 14a-8 under the Exchange Act to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this Section 3.10 with respect to such proposal.

Nothing in this Section 3.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors.

3.11.           Voting by Ballot.  Voting by shareholders in elections for Directors shall be by ballot or such other method as directed by the Chairman.  If the subscription agreement for the shares so provides, no shares shall be voted at any meeting upon which shares an installment is due and unpaid.

3.12.           Proxies and Revocation of Proxies.  Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder, or by his duly authorized attorney in fact, and filed or transmitted to with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any agreement or any provision to the contrary, but the revocation of a proxy shall not be effective until an executed or authenticated notice thereof or a later dated proxy executed or authenticated by the shareholder shall have been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1)           may, at the discretion of the Secretary, be treated as properly executed or authenticated for purposes of this subsection; and

(2)           shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein, but in no event shall a proxy unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation or its designated agent. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or any other thing of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by the shareholder to the creditor remains unpaid.

3.13.           Waiver of Notice.  Whenever any notice whatever is required to be given to a shareholder under the provisions of the BCL or under the provisions of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice; however, in the case of special meetings, the business to be transacted and the purpose of the meeting shall be stated in the waiver of notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

3.14.           (a)           Appointment of Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election not be so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3) in number. If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of all votes entitled to be cast shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for Director shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as chairman.

(b)           Duties of Judges.  The judges of election shall determine the number of shares outstanding and the voting power and rights of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(c)           Report of Judges.  On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall be made a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

3.15.           Conduct of Meetings.  Unless the Board of Directors shall designate another officer or Director of the Corporation to preside and act as the chairman at any regular or special meeting of shareholders, the Chairman of the Board, or in his absence, the Chief Executive Officer shall preside and act as the chairman at any regular or special meeting of shareholders. The chairman of the meeting, consistent with any authority, direction, restriction or limitation given to him by the Board of Directors (if any), shall have any and all powers and authority necessary to conduct an orderly meeting, preserve order and determine any and all procedural matters, including the proper means of obtaining the floor, who shall have the right to address the meeting, the manner in which shareholders will be recognized to speak, imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders, the number of times a shareholder may address the meeting, and the person to whom questions should be addressed. Any actions by the Chairman of the Board or any person acting in his place in adopting rules for, or in conducting, a meeting shall be fair to the shareholders. Rules adopted for use at a meeting which are approved in advance by the Board of Directors (if any), and actions taken by the chairman in conducting the meeting pursuant to such rules shall be fair to shareholders. The chairman shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the ability to cast a vote will be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes, nor any revocations or changes thereto, may be accepted. In addition, until the business to be completed at a meeting of shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary and Assistant Secretary, the chairman of the meeting may appoint another person to act as Secretary of the meeting.

3.16.           Action Without Meeting.  No action required to be taken or which may be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied.

ARTICLE FOUR
DIRECTORS

4.01.           Directors Defined.  “Director” means a director of the Corporation, and “Directors,” when used in relation to any power or duty requiring collective action, means “Board of Directors.”

4.02.           Powers.  The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to any limitation imposed by the BCL, the Articles of Incorporation of the Corporation, or these Bylaws as to action which requires authorization or approval by the shareholders.

4.03.           (a)           Number and Classes of Directors.  The number of Directors of the Corporation shall be not less than six (6) nor more than twenty-five (25), and the Directors shall be divided into classes and be elected for such terms of office, as provided in the Articles of Incorporation of the Corporation.

   (b)           Qualifications.  Directors need not be residents of the Commonwealth of Pennsylvania. Unless waived by a majority of the Directors in accordance with applicable law, a majority of the Directors shall be persons who are not officers, employees, agents or record or beneficial holders of more than 5% of the voting securities of the Corporation or directors, officers, employees, agents or record or beneficial holders of more than 5% of the voting securities of any corporation or other entity which is a record or beneficial holder of 66-2/3% or more of the issued and outstanding shares of any class of capital stock of the Corporation.

4.04.           (a)           Vacancies.  Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events: (i) the death or resignation of any Director; (ii) if at any annual, regular or special meeting of shareholders at which any Director is elected, the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting; (iii) an increase in the number of Directors (up to a maximum of twenty-five (25)) by resolution of the Board of Directors; (iv) the removal of a Director by the affirmative vote of shareholders of the Corporation in accordance with the Articles of Incorporation of the Corporation; or (v) if the Board of Directors declares vacant the office of any Director for such just cause as the Directors may determine or because such Director has not accepted the office of Director within seventy-five (75) days of being notified of his election by either responding in writing or attending any meeting of the Board of Directors.

   (b)           Filling of Vacancies.  Except as provided in the Articles of Incorporation of the Corporation, any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining Directors (even if less than a quorum of the Board) and each person so elected shall be a Director of the same class as his predecessor until his successor is elected by the shareholders.

4.05.           Place of Meetings.  All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the Commonwealth of Pennsylvania as may be designated from time to time by a majority of the Directors, or may be designated in the notice calling the meeting.

4.06.           Regular Meetings.  Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of the Corporation, and at such other times as the Directors may determine.

4.07.           (a)           Call of Special Meetings.  Special meetings of the Board of Directors of the Corporation may be called by the Chief Executive Officer, Chairman of the Board, President or by one-third of the Directors.

   (b)           Notice of Special Meetings. Notice of the day, hour, geographic location and purpose of special meetings of the Board of Directors shall be delivered at least twenty-four (24) hours before the meeting, personally, by courier service, charges prepaid, first class or express mail, postage prepaid, facsimile transmission, e-mail or other electronic communication, to the postal address, facsimile number, e-mail address or other electronic communication location supplied by the Secretary of the Corporation for the purpose of notice. Notice sent by United States mail shall be deemed to have been delivered when deposited in the United States mail or with a courier service. Notice sent by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given when sent.

4.08.           Validation of Meetings Defectively Called or Noticed.  The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice. All such waivers shall be filed with corporate records or made a part of the minutes of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such a meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.09.           Quorum.  A majority of the number of Directors in office constitutes a quorum of the Board for the transaction of business.

4.10.           Majority Action.  Every action or decision done or made by a majority of the Directors present at any meeting duly held at which a quorum is present is the act of the Board of Directors. Each Director who is present at a meeting will be conclusively presumed to have assented to the action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

4.11.           Action by Consent of Board Without Meeting.  Any action required by the BCL to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or the executive or other committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be, and filed with the Secretary of the Corporation.

4.12.           (a)           Adjournment.  In the absence of a quorum a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board.

   (b)           Notice of Adjourned Meeting.  Notice of the time and place of holding an adjourned meeting, whether the meeting is a regular meeting or special meeting, need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

4.13.           Conduct of Meetings.  At every meeting of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the lead independent Director, in that order, and in their absence, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

4.14.           Participation at Meeting.  One or more Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

4.15.           Compensation.  The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers, or otherwise.

ARTICLE FIVE
COMMITTEES

5.01.           Authorization.  The Board of Directors, by resolution adopted by a majority of the whole Board, may create an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee, and such other permanent or temporary committees as the Board deems necessary for the proper conduct of the business of the Corporation. Each committee shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board and which are not inconsistent with these Bylaws nor applicable law. The creation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors of any responsibility imposed on it by law.

5.02.           Appointment of Committees. At its first meeting after the annual meeting of the shareholders, the Board shall appoint the members and a chairman for each committee. If the appointees accept their appointment, they shall serve for one (1) year or until their successors are appointed. The Board of Directors shall have the power to fill any vacancies occurring on any committee and to remove and replace a member of any committee. Unless otherwise provided, a Director may be a member of more than one (1) committee. If the Chief Executive Officer of the Corporation is a member of the Board of Directors, the Chief Executive Officer of the Corporation shall be appointed as a full member of the Executive Committee.

5.03.           Conduct of Committees.  A majority of the membership of each committee shall constitute a quorum for the transaction of business. Each committee shall meet at such times as the committee may decide or as the Board of Directors may require. Special meetings of committees may be called at any time by its chairman, or by the Chairman of the Board or by the Chief Executive Officer. Except for its chairman, each committee may appoint a secretary and such other officers as the committee members deem necessary. Each committee shall have the power and authority to obtain from the appropriate officers of the Corporation all information necessary for the conduct of the proper business of the committee. If required by the Board of Directors, minutes of the proceedings shall be submitted to the Board of Directors upon its request.

5.04.           Executive Committee.  If created by resolution adopted by a majority of the whole Board, the Executive Committee shall meet upon not less than twenty-four (24) hours’ prior notice given in accordance with Section 4.07 of these Bylaws. The Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the Corporation, except as the Board of Directors may specifically limit by resolution, or except where action by the entire Board of Directors is specifically required by law.

5.05.           Audit Committee.  If created by resolution adopted by a majority of the whole Board, the Audit Committee shall consist entirely of outside Directors.  The Audit Committee shall oversee the Corporation’s accounting and financial reporting process on behalf of the Board and report the results of its activities to the Board.  Members of management of the Corporation, whether or not Directors of the Corporation, may be invited by the Audit Committee to attend meetings thereof.

5.06.           Nominating Committee.  If created by resolution adopted by a majority of the whole Board, the Nominating Committee shall meet at least annually to propose, for consideration by the whole Board, nominees for election as Directors of the Corporation.

ARTICLE SIX
OFFICERS

6.01.           Number and Titles.  The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one (1) or more Vice Chairman, one (1) or more Executive Vice Presidents or Vice Presidents, one (1) or more Assistant Secretaries, and one (1) or more Assistant Treasurers, each of whom shall be appointed by the Board.  The Corporation may also have such other subordinate officers and assistant officers as may be appointed in accordance with the provisions of

Section 6.03 of this Article. One person may hold two (2) or more offices. No person shall, however, simultaneously hold the offices of President or Chief Executive Officer and Secretary or Assistant Secretary.

6.02.           Election.  The Board of Directors shall appoint the officers set forth in the first two (2) sentences of Section 6.01 above, and shall choose, annually, either the President or Chairman of the Board to be the Chief Executive Officer of the Corporation. The other officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03 or Section 6.05 of this Article, shall be chosen annually by the Board of Directors. Each officer of the Corporation shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

6.03.           Subordinate Officers.  The Chief Executive Officer may appoint, subject to the power of the Board of Directors to approve or disapprove such appointments, such other subordinate officers, assistant officers or agents as he may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by the Chief Executive Officer not inconsistent with these Bylaws. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees or agents to specify their duty and authority, and to determine their compensation.

6.04.           Removal and Resignation.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.05.           Vacancies.  If the office of the Chairman of the Board or the Chief Executive Officer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected. If any other office becomes vacant by reason of death, resignation, removal or otherwise, the Chief Executive Officer shall appoint a successor who shall hold office for the unexpired term and until his successor is elected or appointed, subject to the power of the Board of Directors to approve or disapprove such appointments.

6.06.           Chairman of the Board.  The Chairman of the Board shall perform the duties of the Chief Executive Officer either when he has (i) been chosen as Chief Executive Officer by the Board of Directors or (ii) when the appointed Chief Executive Officer is legally incapable or physically unable to perform the duties of Chief Executive Officer, and shall perform such duties until the Board of Directors appoints a temporary or permanent successor. The Chairman shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

6.07.           Chief Executive Officer.  Subject to the control and direction of the Board of Directors, the Chief Executive Officer shall have general supervisory responsibility and authority over the business and officers of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the general powers and duties of management usually vested in the office of Chief Executive of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

(a)           Conduct Meeting.  In the absence of the Chairman of the Board, preside at all meetings of the Board of Directors.

(b)           Execute Instruments.  When authorized by the Board of Directors or required by law (except where the signing and execution thereof is delegated by the Board of Directors to other officers of the Corporation), execute in the name of the Corporation, deeds, conveyances, warrants, promissory notes, debentures, contracts, and other papers and instruments in writing, including any of the foregoing given under seal, and unless the Board of Directors shall order otherwise by resolution, make and execute such contracts as the ordinary conduct of the Corporation’s business may require.

(c)           Hire and Remove Subordinate Officers.  Appoint and remove the subordinate officers, assistant officers and other agents of the Corporation as provided in Section 6.03 of these Bylaws, and fix the compensation of such persons, subject to the power of the Board of Directors.

(d)           Meetings of Other Corporations.  Unless otherwise directed by the Board of Directors, attend in person, or by substitute appointed by him, or by proxy executed by him, and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds stock.

6.08.           President.  The President shall perform the duties of Chief Executive Officer either when he has been chosen as Chief Executive Officer or when the Chairman of the Board is absent or unable to perform the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties from time to time as may be prescribed for him by the Board of Directors, the Chief Executive Officer or the Bylaws.

6.09.           Vice Chairman.  The Vice Chairman shall have such powers and perform such duties from time to time as may be prescribed for him by the Board of Directors, the Chief Executive Officer or the Bylaws.

6.10.           Chief Financial Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, and subject to the control of the Board of Directors, the Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation, and shall have the general powers and duties of management usually vested in the office of Chief Financial Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the Bylaws.

6.11.           Executive Vice President or Vice President.  Except as otherwise provided in these Bylaws with respect to the performance of the duties of Chief Executive Officer, in the absence or disability of the President, the Executive Vice Presidents and Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Executive Vice President or Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. The Executive Vice Presidents and Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors, the Chief Executive Officer or the Bylaws.

6.12.           Secretary.  The Secretary shall:

(a)           Certify Bylaws.  Certify and keep at the registered office or principal place of business of the Corporation the original or a copy of its Bylaws, including all amendments or alterations to date.

(b)           Minutes of Meetings.  Keep the place where the certified Bylaws or a copy thereof are kept, a record of the proceedings of meetings of its Directors, shareholders, Executive Committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

(c)           Sign or Attest Documents.  Sign, certify, or attest such documents as may be required by law for the business of the Corporation.

(d)           Notices.  See that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law. In case of the absence or disability of the Secretary or his or her refusal or neglect to act, notice may be given and served by an Assistant Secretary, Treasurer, or by the Chief Executive Officer or Board of Directors.

(e)           Custodian of Records and Seals.  Be custodian of the records and of the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificated shares prior to their issuance, and to all documents or instruments the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, or which otherwise attested to or certified to by the Secretary.

(f)           Share Register.  Keep at the place where the certified Bylaws or a copy thereof are kept, or at the office of the transfer agent or registrar, a share register or duplicate share register giving the names of shareholders, their respective addresses, and the number of classes of shares held by each. The secretary shall also keep appropriate, complete, and accurate books or records of account at the Corporation’s registered office or its principal place of business.

(g)           Reports and Statements.  See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed.

(h)           Exhibit Records.  Exhibit at all reasonable times to proper persons on such terms as are provided by applicable law on proper application, the Bylaws, the share register, and minutes of proceedings of the shareholders and Directors of the Corporation.

(i)           Other Duties.  In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

(j)           Absence of Secretary.  In case of the absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary, or if there be none, the Treasurer, acting as Assistant Secretary may perform all of the functions of the Secretary. In the absence or inability to act or refusal or neglect to act of the Secretary, the Assistant Secretary and Treasurer, any person thereunto authorized by the Chief Executive Officer or by the Board of Directors may perform the functions of the Secretary.

6.13.           Assistant Secretary.  At the request of the Secretary or in his or her absence or disability, any Assistant Secretary, shall perform all the duties of the Secretary, and when so acting, he or she shall have all the powers of, and be subject to all restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Secretary.

6.14.           Treasurer.

(a)           Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Financial Officer, the Treasurer shall, subject to the control of the Board of Directors, have the general powers and duties of management usually vested in the office of Treasurer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Bylaws.

(b)           The Treasurer and such other Officers as may be designated by the Board of Directors shall receive, take care of, and be responsible for all moneys, securities, and evidences of indebtedness belonging to the Corporation, deposit the same in the name of the Corporation in such depositories as the Board of Directors shall direct and shall keep a complete record of all receipts and disbursements of the Corporation.

(c)           The Treasurer shall sign drafts and such other instruments as may, under these Bylaws or by direction of the Board of Directors, require his official signature, and shall keep a record thereof.

(d)           The Treasurer shall perform such other duties as may be required by these Bylaws or by the Chief Executive Officer, Chief Executive Officer or the Board of Directors.

6.15.           Assistant Treasurer.  At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to, all the restrictions on the Treasurer. The Assistant Treasurer shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Financial Officer, the Chief Executive Officer or the Treasurer.

6.16.           Salaries.  The salaries of the officers (other than subordinated officers or assistant officers) shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE SEVEN
ISSUANCE AND TRANSFER OF SHARES

7.01.           Classes and Series of Shares.  The Corporation may issue such shares of stock as are authorized by the Articles of Incorporation of the Corporation. Except as provided in the Articles of Incorporation, if a class is divided into series, all the shares of any one series shall have the same conversion, redemption and other rights, preferences, qualifications, limitations and restrictions.

7.02.           Fully Paid Shares.  If the applicable subscription agreement so provides, no shares may be issued by the Corporation until the full amount of the consideration for such shares has been paid.

7.03.           Certificated and Uncertificated Shares Authorized.  As authorized in the Corporation’s Articles of Incorporation, any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Unless the Board of Directors determines, in accordance with the Corporation’s Articles of Incorporation, that a class or series of shares of the Corporations shall be issued in uncertificated form only, shares of such class or series issued to a shareholder in uncertificated form shall be issued in certificated form if the shareholder requests physical certificates representing such shareholder’s shares. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated and certificated shares of the same class and series shall be identical.

7.04.           Consideration for Shares.  The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property actually received, tangible or intangible, or in labor done for the Corporation. Future services may constitute payment, or part-payment, for shares of the Corporation.

7.05.           Information Regarding Shares.

(a)           Form of Certificates.  Certificated shares shall be of such form and style, printed or otherwise, as the Board of Directors may designate, and each certificate shall state all of the following facts:

(i)           That the Corporation is organized under the laws of the Commonwealth of Pennsylvania.

(ii)           The name of the registered holder of the shares represented by the certificate.

(iii)           The number and class of shares and the designation of the series, if any, which such certificate represents.

(b)           Shares in Classes or Series.  If the Corporation is authorized to issue shares of more than one class or series, each certificated share shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, voting rights, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations, and relative rights of the classes and series of shares of the Corporation. The full or summary statement required by this paragraph (b) to be on the face or back of the certificated share or in the written notice required by paragraph (d) of this Section with respect to uncertificated shares, may be omitted from the certificate or written notice, as the case may be, if it is written on the face or back of such certificate or written notice that such statement, in full, will be furnished by the Corporation to any shareholder upon request and without charge.

(c)           Restriction on Transfer.  Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be noted conspicuously on each certificated share, or on a written notice given as required by paragraph (d) of this Section in the case of each uncertificated share, to which the restriction applies.

(d)           Notice of Rights for Uncertificated Shares.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered holder of such shares a written notice containing the information required to be set forth on certificated shares by the Articles of Incorporation, paragraphs (a), (b) and (c) of this Section or the BCL.

7.06.           Signing Certificates - Facsimile Signatures.  All certificated shares shall be signed by such officers as the Board of Directors may determine from time to time, or, in the absence of such any determination, by the Chief Executive Officer or a Vice President and by either the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and shall be sealed with the corporate seal, or a facsimile of the seal of the Corporation. If a certificated share is countersigned by a transfer agent or registrar, any other signatures or countersignatures on the certificate may be facsimiles. In case any officer of the Corporation or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificated share ceases to be an officer of the Corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer of the Corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

7.07.           Transfer of Shares.  Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed by the registered owner thereof or by his attorney duly authorized in writing to make such transfer or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares or his attorney duly authorized in writing to make such transfer or from a person presenting proper evidence of succession, assignation or authority to transfer, the Corporation shall cancel such uncertificated shares, issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, and record the transaction upon its books.

No transfer shall be made which is inconsistent with applicable law.

(b)           Transfer of Lost or Destroyed Shares.  Where a certificated shares has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share(s) represented by the certificate before receiving such notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to new certificated or uncertificated shares representing such lost, destroyed or wrongfully taken shares.

(c)           Replacement of Lost or Destroyed Certificates.  Where the holder of certificated shares claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue new shares in uncertificated form, unless the holder requests certificated shares, in place of the original certificate if the owner: (i) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (ii) files with the Corporation a sufficient indemnity bond; and (iii) satisfies any other reasonable requirements imposed by the Board of Directors.  The Board may, in its discretion, refuse to issue such new certificates or uncertificated shares save upon the order of some court having jurisdiction in such matters.  A new certificate, or uncertificated shares, may be issued without requiring a bond when, in the judgment of the Board or any officer of the Corporation to whom the Board of Directors has delegated authority, it is proper to do so.

(d)           Transfer After Replacement.  If, after the issue of new certificated or uncertificated shares as a replacement for a lost, destroyed, or wrongfully taken certificated shares, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the Corporation may recover the new certificated or uncertificated shares from the person to whom such shares were issued or any person taking under him except a bona fide purchaser.

7.08.           Transfer Agents and Registrars.  The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, either independent or a subsidiary of the Corporation, which shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

7.09.           Conditions of Transfer.  A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificated or uncertificated shares therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, and any of them against any loss, damage, expense, or other liability (including attorneys’ fees) to the owner of the shares by reason of the recordation of the transfer or the issuance of new shares.

ARTICLE EIGHT
LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

8.01.           Limitation of Liability.  To the fullest extent permitted by the provisions of Subchapter B of Chapter 17 of the BCL(15 Pa. C.S. 1711 et seq.) and any amendment to or restatement of such provisions, other applicable provisions of the BCL and any other applicable law, a Director (including a member of any advisory board) of the Corporation shall not be personally liable to the Corporation, its shareholders or others for monetary damages for any action taken or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office, as set forth in the applicable law, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Article Eight shall not apply with respect to the responsibility or liability of a Director (including a member of any advisory board) under any criminal statute or the liability of a Director (including a member of any advisory board) for the payment of taxes pursuant to local, state or federal law.

8.02.           (a)           Indemnification.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director (including a member of any advisory board) or officer of the Corporation or any one or more bank subsidiaries of the Corporation (individually and collectively, the “Bank”) or any other direct or indirect subsidiary of the Corporation or the Bank designated by the Board of Directors, or is or was serving at the request of the Corporation as a Director (including a member of any advisory board) or officer of another corporation, or if a Director (including a member  of an advisory board) or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania.  Nothing contained herein shall be construed to limit the Corporations right to provide indemnification to any other person as permitted by applicable law.

(b)           Advance of Expenses.  Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of (i) an undertaking by or on behalf of the Director (including a member of any advisory board) or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Eight and (ii) if requested at the discretion of the Board of Directors, adequate security or a bond to cover any such amounts for which it is ultimately determined that he or she is not entitled to such indemnity.

(c)           Indemnification not Exclusive.  The indemnification and advancement of expenses provided by this Article Eight shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to actions in such persons’ official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a Director (including a member of any advisory board) or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

(d)           Insurance.  Contracts.  Security.  The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, and may create a fund of any nature (which may, but need not, be under the control of a trustee) for the benefit of any person and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Eight or otherwise, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Chapter 17, Subchapter D of the BCL or this Article Eight.  In no event may the Corporation enter into contracts of indemnification with any person or create a fund of any nature for the benefit of any person to provide indemnification for conduct which constitutes willful misconduct or recklessness.

8.03.           Effective Date.  The limitation of liability provided in Section 8.01 of this Article Eight and the right to indemnification provided in Section 8.02 of this Article Eight shall apply to any action or failure to take any action occurring on or after the formation of the Corporation.

8.04.           Amendment. Etc.  Notwithstanding anything herein contained to the contrary, this Article Eight may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 80% of the votes which all shareholders of the Corporation are then entitled to cast, except that, if the BCL is amended or any other statute is enacted or amended so as to decrease the exposure of Directors (including a member of any advisory board) to liability or increase the indemnification rights available to Directors (including a member of any advisory board), officers, employees, agents or others, then this Article Eight and any other provisions of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of the shareholders or Directors, to reflect such reduced exposure or increased indemnification rights, unless such legislation expressly requires otherwise. Any repeal or modification of this Article Eight by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director (including a member of any advisory board) of the Corporation or any right to indemnification from the Corporation with respect to any action or failure to take any action occurring prior to the time of such repeal or modification.

ARTICLE NINE
SEVERABILITY

9.01.           If a final judicial determination is made or an order is issued by a court or government regulatory agency having jurisdiction that any provision of these Bylaws is unreasonable or otherwise unenforceable, such provisions shall not be rendered void, but shall be deemed amended to apply to the maximum extent as such court or government regulatory agency may determine or indicate to be reasonable. If, for any reason, any provision of these Bylaws shall be held invalid, such invalidity shall not affect any other provision of these Bylaws not held so invalid, and each such other provision shall, to the full extent permitted by law, continue in full force and effect. If any provision of these Bylaws shall be held invalid in part, such invalidity shall in no way affect the remainder of such provisions, and the remainder of such provisions, together with all other provisions of these Bylaws shall, to the full extent permitted by law, continue in full force and effect.

ARTICLE TEN
AMENDMENTS

10.01.           Except and only to the extent otherwise expressly provided in these Bylaws, the Articles of Incorporation of the Corporation, the BCL or other applicable law, the authority to make, amend, alter, change, or repeal these Bylaws is hereby expressly granted to and vested in the Board of Directors of the Corporation, subject always to the power of shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3% of the votes that all shareholders are entitled to cast thereon.